Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3

AMENDMENT NO. 3, dated as of December 20, 2013 (this “Amendment”), to the Credit Agreement dated as of June 8, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the “Credit Agreement”) among QUINTILES TRANSNATIONAL CORP., a North Carolina corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender (in such capacity, the “Swing Line Lender”), L/C Issuer (in such capacity, the “L/C Issuer”) and Collateral Agent (in such capacity, the “Collateral Agent”), J.P. Morgan Securities LLC, Barclays Capital, Citigroup Global Markets, Inc., Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as Joint Bookrunners, Barclays Capital, as Syndication Agent, and Citicorp North America, Inc., Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC as Co-Documentation Agents. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 10.01 of the Credit Agreement permits amendment of the Credit Agreement with consent of the Administrative Agent, the Borrower and the Lenders providing the relevant replacement term loan tranche to permit the refinancing of all outstanding Term Loans of any Class with a replacement term loan tranche thereunder;

WHEREAS, the Borrower desires, pursuant to the third paragraph of Section 10.01 of the Credit Agreement, to create a new Class of Term B-3 Loans under the Credit Agreement having substantially identical terms with and having the same rights and obligations under the Loan Documents as, and in the same aggregate principal amount as, the Term B-1 Loans and the Term B-2 Loans (together, the “Existing Term Loans”), as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Term B-1 Lender and Term B-2 Lender (together, the “Existing Term Lenders”) that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) to convert all (or such lesser amount allocated to it by the Arrangers) of its Existing Term Loans upon effectiveness of this Amendment and thereafter become a Term B-3 Lender, shall be deemed have consented to this Amendment;

WHEREAS, each Person that executes and delivers a joinder to this Amendment substantially in the form of Exhibit B (a “Joinder”) as an Additional Term B-3 Lender will make Term B-3 Loans in the amount set forth on the signature page of such Person’s Joinder on the effective date of this Amendment to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Non-Converted Existing Term Loans (as defined herein);

WHEREAS, the Loan Parties and Required Lenders wish to make certain other amendments set forth in Section 2 below pursuant to amendments authorized by Section 10.01 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Amendments Relating to the Term B-3 Loans.

Effective as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Additional Term B-3 Commitment” means, with respect to an Additional Term B-3 Lender, the commitment of such Additional Term B-3 Lender to make an Additional Term B-3 Loan on the Amendment No. 3 Effective Date, in the amount set forth on the joinder agreement of such Additional Term B-3 Lender to Amendment No. 3. The aggregate amount of the Additional Term B-3 Commitments of all Additional Term B-3 Lenders shall equal the outstanding aggregate principal amount of Non-Converted Existing Term Loans.

“Additional Term B-3 Lender” means a Person with an Additional Term B-3 Commitment to make Additional Term B-3 Loans to the Borrower on the Amendment No. 3 Effective Date, which for the avoidance of doubt may be an Existing Term Lender.

“Additional Term B-3 Loan” means a Loan that is made pursuant to Section 2.01(e)(ii) of the Credit Agreement on the Amendment No. 3 Effective Date.

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of December 20, 2013.

“Amendment No. 3 Effective Date” means December 20, 2013, the date on which all conditions precedent set forth in Section 4 of Amendment No. 3 are satisfied.

“Amendment No. 3 Joinder” means the Joinder dated December 20, 2013 entered into on the Amendment No. 3 Effective Date.

“Converted Existing Term Loans” means each Existing Term Loan (or portion thereof) as to which the Lender thereof has consented to convert into a Term B-3 Loan and the Arrangers have allocated into a Term B-3 Loan.

“Existing Term Lenders” means the Term B-1 Lenders and Term B-2 Lenders.

“Existing Term Loans” means the Term B-1 Loans and Term B-2 Loans.

“Non-Converted Existing Term Loan” means each Existing Term Loan (or portion thereof) other than a Converted Existing Term Loan.

“Required Term B-3 Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Term B-3 Loans and (b) aggregate unused Term B-3 Commitments; provided that the unused Term B-3 Commitment and the portion of the Outstanding Amount of all Term B-3 Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders; provided, further, that for all purposes under this Agreement and each other Loan Document, the “Required Term B-3 Lenders” shall be calculated in accordance with Section 10.07(k).

“Term B-3 Commitment” means, with respect to an Existing Term Lender, the agreement of such Existing Term Lender to convert the entire principal amount of its Existing Term Loans (or such lesser amount allocated to it by the Arrangers) for an equal principal amount of Term B-3 Loans on the Amendment No. 3 Effective Date.

“Term B-3 Loan” means an Additional Term B-3 Loan or a Loan that is deemed made pursuant to Section 2.01(e).

(b) The definitions of “Term B-1 Commitment” and “Term B-2 Commitment” in Section 1.01 of the Credit Agreement shall be deleted in their entirety.

(c) All references to “Term B-1 Loan,” “Term B-1 Commitment,” “Term B-1 Loan Facility,” “Term B-1 Lender,” “Term B-2 Loan,” “Term B-2 Commitment,” “Term B-2 Loan Facility” and “Term B-2 Lender” in the Credit Agreement and the Loan Documents shall be deemed to be references to “Term B-3 Loan,” “Term B-3 Commitment,” “Term B-3 Loan Facility” and “Term B-3 Lender,” respectively (other than any such references contained in (i) the introductory paragraphs to the Credit Agreement, (ii) Amendment No. 3 and (iii) Section 2.06(b)).

(d) Clauses (i) and (ii) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement are hereby amended by deleting such clauses and replacing them with the following:

“(i) with respect to the Term B-3 Loans, 2.50% per annum for Eurodollar Loans and 1.50% per annum for Base Rate Loans;

(ii) [reserved];”

(e) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

““Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents , (e) each L/C Request and Letter of Credit Application, (f) Amendment No.1, (g) the Amendment No. 1 Joinder, (h) the Guarantor Consent and Reaffirmation, (i) Amendment No. 2, (j) the Amendment No. 2 Joinder, (k) Amendment No. 3 and (l) the Amendment No. 3 Joinder.”

(f) The definition of “Repricing Transaction” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term B-3 Loans with the incurrence by any Loan Party of any long-term secured bank debt financing having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fee or “original issue discount” shared with all lenders of such loans or Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders of such loan or Loans, as the case may be, and without taking into account any fluctuations in the Eurodollar Rate) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term B-3 Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term B-3 Loans.

(g) Section 2.01 of the Credit Agreement is hereby amended by adding the following paragraph (e) to such Section:

“(e) (i) Subject to the terms and conditions hereof and of Amendment No. 3, each Existing Term Lender severally agrees to convert its Converted Existing Term Loans for a like principal amount of Term B-3 Loans on the Amendment No. 3 Effective Date.

(ii) Subject to the terms and conditions hereof and of Amendment No. 2, each Additional Term B-3 Lender severally agrees to make an Additional Term B-3 Loan to the Borrower on the Amendment No. 3 Effective Date in the principal amount equal to its Additional Term B-3 Commitment on the Amendment No. 3 Effective Date. The Borrower shall prepay the Non-Converted Existing Term Loans with a like amount of the gross proceeds of the Additional Term B-3 Loans, concurrently with the receipt thereof.

(iii) The Borrower shall pay to the Existing Term Lenders immediately prior to the effectiveness of Amendment No. 3 all accrued and unpaid interest on the Existing Term Loans to, but not including, the Amendment No. 3 Effective Date on such Amendment No. 3 Effective Date.

(iv) The Term B-3 Loans shall have the same terms as the Existing Term Loans as set forth in the Credit Agreement and Loan Documents before giving effect to Amendment No. 3, except as modified by Amendment No. 3; it being understood that the Term B-3 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Existing Term Loans prior to the Amendment No. 3 Effective Date.”

(h) Section 2.05(a)(i) of the Credit Agreement is hereby amended by replacing the words “(iv) and (v)” in the first sentence of such section with the word “(iv)”.

(i) Section 2.05(a)(iv) and (v) of the Credit Agreement are hereby amended by deleting such sections and replacing them with the following:

“(iv) At the time of the effectiveness of any Repricing Transaction that (x) makes any prepayment of Term B-3 Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction and is consummated prior to the date that is six months after the Amendment No. 3 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term B-3 Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Term B-3 Loans outstanding immediately prior to such amendment. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”

(j) Section 2.06(b) of the Credit Agreement is hereby amended by adding the following clause (vi) to such section:

“(v) The Term B-3 Commitment of each Additional Term B-3 Lender shall be automatically terminated on the Amendment No. 3 Effective Date upon the borrowing of the Additional Term B-3 Loans on such date.”

(k) Section 2.07(a) of the Credit Agreement is hereby amended by deleting such section and replacing it with the following:

“Term Loans. The Borrower shall, on the last Business Day of each month set forth below, repay to the Administrative Agent for the ratable account of the Term B-3 Lenders,

the aggregate principal amount of all Term B-3 Loans set forth below (which installments shall be reduced as a result of (i) the application of prepayments in accordance with the order of priority set forth in Section 2.05 or (ii) the application of prepayments in accordance with Section 10.07(l)):

Interest Payment Date	Amortization Payment
September 2014	$5,150,000
December 2014	$5,150,000
March 2015	$5,150,000
June 2015	$5,150,000
September 2015	$5,150,000
December 2015	$5,150,000
March 2016	$5,150,000
June 2016	$5,150,000
September 2016	$5,150,000
December 2016	$5,150,000
March 2017	$5,150,000
June 2017	$5,150,000
September 2017	$5,150,000
December 2017	$5,150,000
March 2018	$5,150,000

; provided that the final principal repayment installment of the Term Loans of each Class shall be repaid on the Maturity Date of the applicable Term Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.”

(l) Section 2.07(e) is amended by deleting such section in its entirety.

(m) Section 6.11 of the Credit Agreement is hereby amended by adding the following paragraph (g) to such Section:

“(g) Use the proceeds of all Term B-3 Loans to refinance the Existing Term Loans.”

Section 2.	Other Amendments to Credit Agreement.

Effective as of the Amendment No. 3 Effective Date, the Required Lenders after giving effect to the conversion of Existing Term Loans into Term B-3 Loans and the borrowing of the Additional Term B-3 Loans, and the Required Revolving Lenders, hereby agree as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 3 Transaction Expenses” means the fees, costs and expenses incurred or payable by the Borrower or any of its Subsidiaries, Holdings or any direct or indirect parent thereof in connection with Amendment No. 3, including any such fees, costs and expenses paid in cash, and any fees, costs and expenses related to the refinancing or replacement of Existing Term Loans with Term B-3 Loans including but not limited to the amortization or other write-off of original issue discount, capitalized financing charges and debt extinguishment charges.”

“Limited Originator Recourse” means a letter of credit, cash collateral account or other credit enhancement issued or provided for a similar purpose in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Financing.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms, in each case as determined by the Borrower in good faith. The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Securitization Assets” means (a) the accounts receivable, notes receivable, other receivables (including, without limitation, unbilled receivables and unbilled services) or payment rights under contracts (including without limitation rights to royalty, milestone or completion payments), rights to future lease payments or residuals, or other rights to payment (in call cases, whether existing or arising in the future) similar or related thereto (“Receivables”) subject to a Qualified Securitization Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such Receivables and any other assets customarily transferred together with assets in the nature of Receivables in a securitization financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions (including factoring arrangements) that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries)

or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (ii) is recourse to or obligates the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which none of the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other obligations entered into by the Borrower or any Subsidiary of the Borrower that are reasonably customary in a Securitization Financing.

(b) The definition of “Consolidated Interest Expense” is hereby amended by adding the following clause (u) immediately before clause (v):

“(u) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing,”

(c) The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (xiii) thereof, deleting the period at the end of clause (xiv) thereof and replacing it with a comma and the word “and”, and adding the following new clause (xv) to such definition:

“(xv) Amendment No. 3 Transaction Expenses.”

(d) The definition of “Consolidated Total Debt” is hereby amended by deleting the proviso at the end thereof and replacing it with the following:

“provided that Consolidated Total Debt shall not include (i) Indebtedness in respect of obligations of the type described in clauses (b), (c), (d) and (g) of the definition of “Indebtedness” or clause (e) or (h) thereof to the extent relating to such clause (b), (c), (d) or (g), except in the case of any letter of credit, except to the extent of amounts outstanding under standby letters of credit and unreimbursed for more than 10 days or (ii) any Qualified Securitization Financing”

(e) The definition of “Excluded Assets” is hereby amended by deleting the “and” before clause (i) of such definition and adding the following clause (j):

“and (j) Securitization Assets, any subordinated note issued by any Securitization Subsidiary and the Equity Interests of any Securitization Subsidiary”.

(f) The definition of “Excluded Subsidiary” is hereby amended by changing the current clause (e) into a new clause (f) and adding the following new clause (e) immediately following clause (d):

“(e) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary,”

(g) The definition of “Net Cash Proceeds” is hereby amended by replacing the proviso in clause (a) thereof with the following:

“provided that proceeds from Dispositions permitted under clauses (a), (b), (c), (d), (e), (g), (h), (i), (l), (m), (n), and (o), and proceeds from Dispositions not exceeding $200,000,000 since the Closing Date under clause (q), of Section 7.05, shall not be included in the calculation of proceeds for purposes of this limitation”

(h) Section 2.05(b)(i) of the Credit Agreement is hereby amended by deleting the words “(commencing with the fiscal year of the Borrower ending December 31, 2011)” and replacing it with “(commencing with the fiscal year of the Borrower ending December 31, 2014)”.

(i) Section 2.05(b)(ii)(A) of the Credit Agreement is hereby amended by deleting the words “(other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (g), (h), (i), (l), (m), (n), (o))” and replacing it with “(other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (g), (h), (i), (l), (m), (n), (o), (q) (except as set forth in the proviso thereof))”

(j) Section 7.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” after clause (cc), replacing the period at the end of clause (dd) with the words “; and” and (iii) adding the following clause (ee) to such section:

“(ee) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing.”

(k) Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” after clause (v), (ii) replacing the period at the end of clause (w) with the words “; and” and (iii) adding the following clause (x) to such section:

“(x) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of (x) a contribution of Securitization Assets or (y) Limited Originator Recourse and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing.”

(l) Section 7.03 of the Credit Agreement is hereby amended by (i) replacing the word “(v)” in clause (w) with the word “(x)”, (ii) reordering the current clauses (w), (x) and (y) so that they appear as clauses (x), (y) and (z) and (iii) adding the following new clause (w):

“(w) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is non-recourse (except for Standard Securitization Undertakings and Limited Originator Recourse) to the Borrower or any of the Restricted Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding $400,000,000, and any Indebtedness incurred by the Borrower or any Restricted Subsidiary as Limited Originator Recourse in connection with such Qualified Securitization Financing;

(m) Section 7.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” after clause (o), (ii) replacing the semi-colon at the end of clause (p) with the words “; and” and (iii) adding the following clause (q) to such section:

“(q) any Disposition of Securitization Assets to or by a Securitization Subsidiary; provided that to the extent the aggregate Net Cash Proceeds from all such Dispositions since the Closing Date exceeds $200,000,000, such excess shall be applied in accordance with Section 2.05(b)(ii);

Section 3.	Representations and Warranties.

The Borrower represents and warrants to the Lenders as of the date hereof and the Amendment No. 3 Effective Date that:

(a) Before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if qualified by materiality) on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if qualified by materiality) as of such earlier date and (ii) that for purposes of this Section 3, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished prior to the Amendment No. 3 Effective Date or pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(b) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 4.	Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified, and each executed by a Responsible Officer of the Borrower:

(1) executed counterparts of this Amendment;

(2) a Note executed by the Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Amendment No. 3 Effective Date, if any.

(b) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified;

(1) an opinion of (x) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. special counsel to the Borrower and (y) Wollmuth Maher & Deutsch LLP, special New York counsel to the Borrower, in each case, dated the Amendment No. 3 Effective Date and addressed to each L/C Issuer, Arranger, the Administrative Agent and the Lenders, substantially in the form previously provided to the Administrative Agent;

(2) (A) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization or a similar Governmental Authority and (B) a certificate of a Responsible Officer, secretary or assistant secretary of each Loan Party dated the Amendment No. 3 Effective Date and certifying (I) to the effect that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization such Loan Party certified as of a recent date by the Secretary of State of the state of its organization, or in the alternative (other than in the case of the Borrower), certifying that such certificate or articles of incorporation or organization have not been amended since the Closing Date, and that such certificate or articles are in full force and effect, (x) attached thereto is a true and complete copy of the by-laws or operating agreements of each Loan Party as in effect on the Amendment No. 3 Effective Date, or in the alternative (other than in the case of the Borrower), certifying that such by-laws or operating agreements have not been amended since the Closing Date and (y) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer, secretary or assistant secretary executing the certificate pursuant to this clause (B);

(3) a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (g) and (h) of this Section 4 and that the Term B-3 Loans meet the requirements and conditions to be Replacement Term Loans; and

(4) a Guarantor Consent and Reaffirmation, dated as of the date hereof and executed by each of the Guarantors (the “Guarantor Consent and Reaffirmation Agreement”), whereby each of the Guarantors consents to this Amendment and reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party.

(c) The aggregate principal amount of the Converted Existing Term Loans plus the aggregate principal amount of the Additional Term B-3 Commitments shall equal the aggregate principal amount of the outstanding Existing Term Loans immediately prior to the effectiveness of this Amendment.

(d) The Administrative Agent shall have received Consents to this Amendment executed by the Required Lenders and the Required Revolving Lenders.

(e) The Borrower shall have paid to the Administrative Agent, for the ratable account of the Term Lenders immediately prior to the Amendment No. 3 Effective Date, all accrued and unpaid interest on the Term B Loans to, but not including, the Amendment No. 3 Effective Date on the Amendment No. 3 Effective Date.

(f) All fees and expenses due to the Administrative Agent, the Arrangers and the Lenders required to be paid on the Amendment No. 3 Effective Date shall have been paid.

(g) No Default shall exist, or would result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.

(h) The representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement and Section 3 of this Amendment or any other Loan Document shall be true and correct in all material respects (and in all respects if qualified by materiality) on and as of the date hereof, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if qualified by materiality) as of such earlier date and (B) that for purposes of this Section 4, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished prior to the Amendment No. 3 Effective Date or pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(i) To the extent requested by a Term B-3 Lender in writing not less than three (3) Business Days prior to the Amendment No. 3 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(j) The Administrative Agent shall have received a Request for Credit Extension not later than the Business Day prior to the date of the proposed Credit Extension.

(k) The Administrative Agent shall have received the executed counterparts of the Joinder executed by the Borrower and each Additional Term B-3 Lender.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 3 Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments effected hereby shall not become effective, the obligations of the Additional Term B-3 Lenders to make Additional Term B-3 Loans will automatically terminate, if each of the conditions set forth or referred to in this Section 4 has not been satisfied at or prior to 5 p.m., New York City time, on December 20, 2013.

Section 5.	Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 6.	Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.	Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.16 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.	Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.	Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

QUINTILES TRANSNATIONAL CORP.

By:	/s/ Kevin K. Gordon
	Name:	Kevin K. Gordon
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 3]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Vanessa Chiu
	Name:	Vanessa Chiu
	Title:	Executive Director

[SIGNATURE PAGE TO AMENDMENT NO. 3]

EXHIBIT A

CONSENT TO CASHLESS ROLL

CONSENT TO CASHLESS ROLL (this “Consent”) in connection with Amendment No. 3 (“Amendment”) to that certain Credit Agreement, dated as of June 8, 2011 (the “Credit Agreement”), by and among Quintiles Transnational Corp. (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), the Lenders from time to time party thereto and the other parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Existing Term Lenders / Cashless Settlement

The undersigned Existing Term Lender hereby irrevocably and unconditionally consents to the changes set forth in the Amendment and as follows (check each box as appropriate):

☐	to convert 100% of the outstanding principal amount of the Term B-1 Loans held by such Existing Term Lender (or such lesser amount allocated to such Existing Term Lender by the Arrangers) into a Term B-3 Loan in a like principal amount via a cashless roll and/or

☐	to convert 100% of the outstanding principal amount of the Term B-2 Loans held by such Existing Term Lender (or such lesser amount allocated to such Existing Term Lender by the Arrangers) into a Term B-3 Loan in a like principal amount via a cashless roll.

The undersigned Existing Term Lender hereby acknowledges and agrees that in the absence of a change to the terms and conditions of the Amendment that is (x) materially adverse to the Existing Term Lenders and (y) made after the submission of this Consent, this Consent is irrevocable.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: November , 2013

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

EXHIBIT A

Revolving Lenders

The undersigned Revolving Lender hereby irrevocably and unconditionally consents to the changes set forth in the Amendment.

Date: November , 2013

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of December 20, 2013 (this “Agreement”), by and among JPMORGAN CHASE BANK, N.A. (the “Term B-3 Lender”), Quintiles Transnational Corp. (the “Borrower”), and JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of June 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Quintiles Transnational Corp., a North Carolina corporation (the “Borrower”), each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement (as amended by Amendment No. 3));

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Additional Term B-3 Commitments (the “Additional Term B-3 Commitments”) with existing Existing Term Lenders and/or Additional Term B-3 Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Term B-3 Lenders shall become Lenders pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term B-3 Lender hereby agrees to provide the Additional Term B-3 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(e) of the Credit Agreement. The Additional Term B-3 Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents

Each Additional Term B-3 Lender, the Borrower and the Administrative Agent acknowledge and agree that the Additional Term B-3 Commitments provided pursuant to this Agreement shall constitute Term B-3 Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Additional Term B-3 Lender hereby agrees to make an Additional Term B-3 Loan to the Borrower in an amount equal to its Additional Term B-3 Commitment on the Amendment No. 3 Effective Date in accordance with Section 2.01(e) of the Credit Agreement.

Each Additional Term B-3 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Additional Term B-3 Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and (v) consents to the changes set forth in Amendment No. 3.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term B-3 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term B-3 Lenders shall become Lenders under the Credit Agreement and shall have the respective Additional Term B-3 Commitment set forth on its signature page hereto, effective as of the Amendment No. 3 Effective Date.

For each Additional Term B-3 Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term B-3 Lender may be required to deliver to the Administrative Agent pursuant to Section 10.15 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of December 20, 2013.

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Additional Term B-3 Commitments:

$[ ]

QUINTILES TRANSNATIONAL CORP.

By:
Name:
Title:

Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

B-5